    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 1996
                                                      Registration No. 33-61049
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-2

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                         THE JONES FINANCIAL COMPANIES,
                              A LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

               MISSOURI                                 43-1450818
--------------------------------------   --------------------------------------
     (State or other jurisdiction                   (I.R.S. employer
   of incorporation or organization)             identification number)

                              12555 Manchester Road
                               Des Peres, MO 63131
                                 (314) 851-2000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                         ------------------------------

                             Lawrence R. Sobol, Esq.
                                 General Counsel
              The Jones Financial Companies, a Limited Partnership
                              12555 Manchester Road
                               Des Peres, MO 63131
                                 (314) 851-2000
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                        Copies of all correspondence to:

                           Frederick W. Scherrer, Esq.
                                 Bryan Cave LLP
                           211 N. Broadway, Suite 3600
                               St. Louis, MO 63102
                                 (314) 259-2000

                         ------------------------------

===============================================================================

    The Registrant registered 45,000 units of limited partnership interests (the "Interests") under this Registration Statement, which became effective on September 1, 1995. The Interests were offered to certain employees of the Registrant and affiliates of the Registrant pursuant to the 1995 Employee Limited Partnership Interest Purchase Plan of the Registrant (the "Plan").

    The Plan provides that the offer of Interests was to expire on September 29, 1995, unless such date is extended by the Managing Partner of the Registrant to a date not later than December 31, 1995.

    The offer of Interests pursuant to the Plan and this Registration Statement is now complete. Accordingly, the Registrant has decided to remove the Interests not sold from registration.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of St. Louis, State of Missouri, on January 23, 1996.

                                   THE JONES FINANCIAL COMPANIES,
                                   A LIMITED PARTNERSHIP

                                   By /s/ John W. Bachmann, Managing Partner*
                                      -----------------------------------------
                                      John W. Bachmann, Managing Partner


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ John W. Bachmann*           Managing Partner               January 23, 1996
------------------------------
John W. Bachmann

/s/ Steven Novik                Chief Financial Officer        January 23, 1996
------------------------------
Steven Novik


* By: /s/ Steven Novik
      ------------------------------
      Steven Novik, Attorney-In-Fact